SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                   ----------

                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


Date of report (Date of earliest event reported)  October 29, 1997
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                             Tel-Save Holdings, Inc.
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               (EXACT NAME OF REGISTRANT AS SPECIFIED IN CHARTER)


Delaware                             0-26728                  23-2827736
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(STATE OR OTHER JURISDICTION       (COMMISSION              (IRS EMPLOYER
     OF INCORPORATION)             FILE NUMBER)             IDENTIFICATION NO.)


6805 Route 202, New Hope, PA                             18938
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(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)              (ZIP CODE)


Registrant's telephone number, including area code 215-862-1500
                                                   ------------


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          (FORMER NAME OR FORMER ADDRESS, IF CHANGED SINCE LAST REPORT)





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ITEM 5. OTHER EVENTS.

     Registrant, Tel-Save Holdings, Inc. ("Tel-Save"), announced, on October 29, 1997, that it had, on October 29, 1997, in a letter to the Chairman of the Board of ACC Corp. ("ACC"), proposed for consideration by ACC a merger transaction between Tel- Save and ACC, in which ACC would be acquired by Tel-Save and ACC's stockholders would receive Tel-Save Common Stock in exchange for their ACC common stock. As proposed in the letter, Tel-Save would exchange $50 in Tel-Save Common Stock for each share of ACC common stock unless ACC had consummated (or was committed to consummate) ACC's previously announced merger with US WATS, Inc. ("US WATS"), in which case the exchange rate would be $40 in Tel-Save Common Stock for each such ACC share. ACC is an international telecommunications holding company whose common stock is traded on the NASDAQ National Market under the symbol "ACCC". As of August 1, 1997, there were approximately 16.8 million shares of ACC common stock reported to be outstanding.

     Tel-Save subsequently announced, on October 31, 1997, that it was advising ACC that, in connection with its October 29, 1997 letter proposal, Tel-Save was prepared to offer $50 in Tel- Save common stock for each ACC share of common stock, without regard to ACC's consummation of ACC's previously announced merger with US WATS. Tel-Save also announced that it had acquired, or contracted to acquire, over 10% of the outstanding stock of US WATS. These acquisitions, involving approximately 2,400,000 shares of US WATS common stock for an aggregate purchase price of approximately $5,660,000, were effected on October 31 and November 3, 1997.

     As indicated in the press releases including the foregoing announcements, any such transaction between Tel-Save and ACC is necessarily at the preliminary stage and is subject, among other things, to the satisfactory completion of due diligence reviews, the negotiation of a mutually satisfactory agreement, approval thereof by the companies' respective boards of directors, the transaction being accounted for as a pooling-of-interests transaction, any necessary regulatory approvals and any necessary stockholder approvals. Tel-Save is unable to predict whether the ACC board of directors will favorably consider the proposal or whether a mutually acceptable agreement can be reached or the terms of any such agreement, should it be reached and approved.

     A copy of each of Tel-Save's press releases, dated October 29, 1997 and October 31, 1997, is attached hereto as an Exhibit and incorporated herein by reference. The foregoing summary of the announcements is qualified in its entirety by reference to such press releases.

ITEM 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

   (c)  Exhibits


   99.1 Press Release of Registrant, dated October 29, 1997, regarding proposal to ACC Corp.
   99.2 Press Release of Registrant, dated October 31, 1997, regarding proposal to ACC Corp.



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                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                               Tel-Save Holdings, Inc.
                                                     (Registrant)



Date:  November 5, 1997                        By:  Aloysius T. Lawn, IV
     --------------------                         ----------------------
                                                   General Counsel and Secretary



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                                  EXHIBIT INDEX

   99.1 Press Release of Registrant, dated October 29, 1997, regarding proposal to ACC Corp.

   99.2 Press Release of Registrant, dated October 31, 1997, regarding proposal to ACC Corp.